SECURITIES AND EXCHANGE COMMISSION
                               Washington, DC  20549



                                     FORM 8-K
                                  Current Report

                         Pursuant to Section 13 or 15(d)
                      of the Securities Exchange Act of 1934



                      Date of Report:       June 19, 1997
                       (Date of earliest event reported)



                                 HOLLY HOLDINGS, INC.
               Exact name of registrant as specified in its charter



New Jersey                            1-12668                    22-3172149
State of other jurisdiction       Commission File No.         I.R.S. Employer
of incorporation or organization                                   ID No.



          200 Monument Road, Suite 10, Bala Cynwyd, Pennsylvania  19004
                     (Address of principal executive offices)


Registrant's telephone number, including area code:     (610) 617-0400




           (Former name or former address if changed since last report)

Item 2.       ACQUISITION OR DISPOSITION OF ASSETS.

     On June 19, 1997, Thomas K. Weitzmann and Mark Rosner exercised their option under the March 21, 1997 Option Agreement to reverse the Registrant's March 21, 1997 acquisition of Nightlife Printing and Promotion, Inc. ("Nightlife") and American Publishers Company, Inc. ("American") (the "Reversal"). The option was exercised as a result of certain defaults by the Registrant pursuant to the Stock Purchase Agreement and Messrs. Rosner and
Weitzmann's Employment Agreements each of which was dated March 21, 1997.   As
a result of the Reversal, the Registrant returned all of the issued and outstanding stock of Nightlife and American to Mr. Weitzmann and Mr. Rosner and Mr. Weitzmann and Mr. Rosner returned 1,500,000 shares of the Registrant's Common Stock.

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 HOLLY HOLDINGS, INC.



                                            By:  /s/ William Patrowicz
                                                 William Patrowicz, President
                                                 and Director



Date:  July 8, 1997